UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2020

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 15, 2020, Novavax, Inc. (the “Company”) entered into a Series A Convertible Preferred Stock Subscription Agreement (“Subscription Agreement”) with RA Capital Healthcare Fund, L.P. (the “Investor”), pursuant to which the Company agreed to issue and sell in a private placement 438,885 shares of its newly designated Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”), at a purchase price of $455.70 per share, for total gross proceeds of approximately $200.0 million (the “Preferred Private Placement”). Under the Subscription Agreement, on or before August 19, 2020, the Company is required to file a registration statement on Form S-3, or a prospectus under an existing effective registration statement, to cover the resale of the Company’s common stock, par value $0.01 (the “Common Stock”), issuable upon conversion of the Preferred Stock. The Preferred Private Placement closed on June 16, 2020. Each share of Preferred Stock is convertible into ten shares of Common Stock, making the effective purchase price per share of Common Stock equal to $45.57, the closing price of the Common Stock on June 12, 2020, the last trading day prior to entering into the Subscription Agreement.

The above description of the Subscription Agreement is qualified in its entirety by reference to Exhibit 10.1 attached hereto.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. On June 15, 2020, the Company also agreed to sell 32,916 shares of Common Stock to David M. Mott, at a purchase price of $45.57 per share, for total gross proceeds of approximately $1.5 million (the “Common Private Placement”). The Common Private Placement closed on June 16, 2020. The shares of Preferred Stock issued in the Preferred Private Placement and the shares of Common Stock issued in the Common Private Placement were offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereunder. The Investor and Mr. Mott each qualify as an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

Item 3.03.	Material Modifications of Rights of Security Holders.

On June 15, 2020, the Company filed a Certificate of Designation of Series A Convertible Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware authorizing the issuance of up to 438,885 shares of Preferred Stock. The Preferred Stock is not entitled to vote on matters submitted to the holders of Common Stock, and the Preferred Stock may not be transferred without the Company’s prior written consent.

At any time and from time to time at its election, the Investor has the option to convert each share of Preferred Stock into ten shares of Common Stock, with the conversion rate subject to equitable adjustment for any stock split, combination or other similar recapitalization event. The ability of the Investor to convert Preferred Stock into Common Stock is subject to a 9.99% blocker provision that prohibits any conversion which would result in the Investor, together with certain of its affiliates, beneficially owning more than 9.99% of the outstanding shares of Common Stock.

Each share of Preferred Stock is subject to mandatory conversion into Common Stock upon the earlier of (1) the tenth anniversary of the issuance date or (2) immediately prior to the effectiveness of certain change of control transactions.

The Investor has the right to redeem all of its Preferred Stock at the purchase price if the Company fails to (1) file timely a Current Report on Form 8-K/A with financial statements for the Company’s acquisition of Praha Vaccines a.s., (2) file timely the resale registration statement or prospectus supplement, as applicable, required under the Subscription Agreement, (3) cause any such shelf registration statement to be declared effective within a required period, or (4) maintain the effectiveness of the registration statement on which the resale of the shares of Common Stock underlying the Preferred Stock is registered for at least one year after the date on which the Preferred Stock was issued, provided that each such failure must be ongoing at the time the Investor exercises its redemption right.

Holders of the Preferred Stock do not have the right to cumulative dividends. In the event that the Company declares a dividend upon its Common Stock, the holder of the Preferred Stock is entitled to receive the amount of dividends per share of Preferred Stock that such holder would have been entitled to receive if it had converted such Preferred Stock into Common Stock immediately prior to such declaration of a dividend.

In the event of a liquidation, dissolution or winding up of the Company that does not constitute a change of control event triggering mandatory conversion of the Preferred Stock as described above, the holder of each share of Preferred Stock will be entitled to receive, in preference to the holders of the Common Stock and any junior preferred stock, an amount per share equal to the greater of (1) the sum of the purchase price plus an amount equal to any declared and unpaid dividends on the Preferred Stock, or (2) the amount that such shares would have been entitled to receive if they had converted into Common Stock immediately prior to such liquidation, dissolution or winding up.

For so long as any shares of Preferred Stock remain outstanding, without the approval of holders of a majority of the Preferred Stock, the Company may not amend, modify, or fail to give effect to any right of holders of the Preferred Stock.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to Exhibit 3.1 attached hereto. A copy of the form of the Series A Convertible Preferred Stock Certificate is attached hereto as Exhibit 4.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On June 15, 2020, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designation attached hereto as Exhibit 3.1 and incorporated herein by reference. The Certificate of Designation establishes and designates the Preferred Stock and the rights, preferences, privileges, and limitations thereof.

Item 8.01.	Other Events.

On June 15, 2020, the Company issued a press release announcing the Preferred Private Placement with RA Capital Healthcare Fund, L.P. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock.

4.1	Form of Series A Convertible Preferred Stock Certificate.

10.1	Series A Convertible Preferred Subscription Agreement, dated as of June 15, 2020, by and between the Company and RA Capital Healthcare Fund, L.P.

99.1	Press Release of the Company, dated June 15, 2020, regarding the Preferred Private Placement with RA Capital Healthcare Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: June 19, 2020	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Senior Vice President, General Counsel and Corporate Secretary